SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): February 26, 1998



                             U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                   0-19899                     77-0262908
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)           File Number)               Identification No.)



    655 Montgomery Street, Suite 500, San Francisco, California   94111
       (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (415) 616-8111



--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired


          WEED WIZARD, INC.

                                                              Financial Page No.
                                                              ------------------

Report of Independent Auditors                                     F-1
 Balance Sheet                                                     F-2-3
  as of December 31, 1997
 Statement of Income for the year                                  F-4
  ended December 31, 1997
 Statement of Stockholders' Equity for the                         F-5
  year ended December 31, 1997
 Statement of Cash Flows for                                       F-6
  the year ended December 31, 1997.
Summary of Accounting Policies                                     F-7-8
Notes to Financial Statements                                      F-9-12


     (b)  Pro forma financial information.

ACQUISITION OF WEED WIZARD, INC.

Introduction                                                       PF-1
Pro forma condensed consolidated balance sheet -
December 31, 1997                                                  PF-2
Pro forma condensed consolidated statements of operations
for the six months ended December 31, 1997                         PF-3
Pro forma consensed consolidated statements of
 operations for the year ended June 30, 1997                       PF-4-5
Notes to pro forma condensed consolidated
financial statements                                               PF-6


     (c)  Exhibits

     Exhibit 23 Consent of BDO Seidman, LLP

Report of Independent Certified Public Accountants


To the Board of Directors and the Shareholders of Weed Wizard, Inc. and U.S. Home & Garden Inc.

We have audited the accompanying balance sheet of Weed Wizard, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weed Wizard, Inc. at December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO SEIDMAN, LLP

San Francisco, California
April 24,1998

Weed Wizard, Inc.

Balance Sheet

================================================================================


December 31, 1997
--------------------------------------------------------------------------------

Assets

Current
     Cash                                                             $   97,410
     Accounts receivable, less allowance for doubtful
      accounts and sales returns of $53,000 (Notes 2 and 6)              173,034
     Inventories (Notes 1 and 2)                                       4,576,767
     Prepaid expenses and other current assets                           238,022
--------------------------------------------------------------------------------

Total Current Assets                                                   5,085,233

Property and Equipment
     Machinery and equipment                                             949,011
     Computers                                                            84,371
     Automotive equipment                                                 80,408
     Office furniture and fixtures                                        52,410
     Leasehold improvements                                               36,800
--------------------------------------------------------------------------------

                                                                       1,203,000

Less accumulated depreciation                                            550,664
--------------------------------------------------------------------------------

                                                                         652,336

Other Assets                                                               2,319
--------------------------------------------------------------------------------



                                                                      $5,739,888
================================================================================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

Weed Wizard, Inc.

Balance Sheet

================================================================================


December 31, 1997
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current
     Line of credit (Notes 2 and 8)                                   $  247,182
     Current maturities of notes payable (Notes 3 and 8)                 269,114
     Notes payable to stockholders (Notes 4 and 8)                     1,959,262
     Accounts payable                                                     91,979
     Accrued expenses                                                     95,812
     Customer deposits                                                   159,118
--------------------------------------------------------------------------------

Total Current Liabilities                                              2,822,467

Notes Payable, less current maturities (Notes 3 and 8)                 1,502,913
--------------------------------------------------------------------------------

Total Liabilities                                                      4,325,380
--------------------------------------------------------------------------------

Commitments, Contingencies and Subsequent Event (Notes 2, 5 and 8)

Stockholders' Equity
     Common stock; 1,000,000 shares authorized,
       2,000 shares issued and outstanding                                   600
     Paid-in capital                                                   1,065,003
     Retained earnings                                                   348,905
--------------------------------------------------------------------------------

Total Stockholders' Equity                                             1,414,508
--------------------------------------------------------------------------------

                                                                      $5,739,888
================================================================================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                                                               Weed Wizard, Inc.


                                                             Statement of Income

================================================================================


Year ended December 31, 1997
--------------------------------------------------------------------------------

Net Sales (Note 6)                                                  $ 7,073,995

Cost of Sales                                                         2,603,354
--------------------------------------------------------------------------------

Gross Profit                                                          4,470,641
--------------------------------------------------------------------------------

Operating Expenses
     Selling and shipping                                             1,475,270
     General and administrative                                       1,655,219
--------------------------------------------------------------------------------

                                                                      3,130,489
--------------------------------------------------------------------------------

Income from Operations                                                1,340,152

Other Income (Expense)
     Interest expense                                                  (351,374)
     Other                                                                8,606
--------------------------------------------------------------------------------

Net Income                                                          $   997,384
================================================================================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                                                               Weed Wizard, Inc.


                                               Statement of Stockholders' Equity

================================================================================


                                                 Common Stock                        Retained            Total
                                              ------------------        Paid-In      Earnings    Stockholders'
                                              Shares      Amount        Capital      (Deficit)         Equity
--------------------------------------------------------------------------------------------------------------
Balance, January 1, 1997                      2,000   $       600   $    35,400   $   (13,431)   $    22,569

Conversion of debt to paid-in capital
   (Note 7)                                    --            --       1,029,603            --      1,029,603

Distributions                                  --            --            --        (635,048)      (635,048)

Net income                                     --            --            --         997,384        997,384
--------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997                    2,000   $       600   $ 1,065,003   $   348,905    $ 1,414,508
--------------------------------------------------------------------------------------------------------------


See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                                                               Weed Wizard, Inc.


                                                         Statement of Cash Flows

================================================================================


Increase (Decrease) in Cash
Year ended December 31, 1997
--------------------------------------------------------------------------------

Cash Flows from Operating Activities
     Net income                                                                      $   997,384
     Adjustments to reconcile net income to net cash used in operating activities:
         Provision for possible losses on accounts receivable                             53,000
         Depreciation and amortization                                                   291,330
         Loss on disposal of assets                                                        2,585
         Changes in operating asset and liabilities:
              Accounts receivable                                                       (550,030)
              Inventories                                                               (593,747)
              Prepaid expenses and other current assets                                  217,069
              Accounts payable                                                          (291,170)
              Accrued expenses                                                           (59,302)
              Customer deposits                                                         (706,322)
              Other assets                                                                   160
------------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                                                   (639,043)
------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
     Acquisition of property and equipment                                              (233,675)
     Proceeds from sale of property and equipment                                         63,175
------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                                   (170,500)
------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
     Net borrowings under line of credit                                                 247,182
     Proceeds from notes payable                                                       1,651,132
     Payments of notes payable                                                        (2,703,146)
     Proceeds from notes payable to stockholders                                       1,959,262
     Distributions                                                                      (635,048)
------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                                519,382
------------------------------------------------------------------------------------------------

Net decrease in cash                                                                    (290,161)

Cash, beginning of year                                                                  387,571
------------------------------------------------------------------------------------------------
Cash, end of year                                                                    $    97,410
================================================================================================

See  accompanying   summary  of  accounting  policies  and  notes  to  financial statements.

                                                               Weed Wizard, Inc.


                                                  Summary of Accounting Policies

================================================================================


Nature of Business            Weed   Wizard,   Inc.   (the   "Company")   is   a
                              manufacturer  and marketer of lawn and garden care
                              accessories,   principally   consisting   of  lawn
                              trimmer head systems. The Company primarily sells its products throughout North America.

Inventories                   Inventories,   which  consist  of  raw  materials,
                              packing materials and finished goods are stated at the lower of cost or market; cost is determined by the first-in, first-out (FIFO) cost method.

Property, Equipment and       Property  and   equipment   are  stated  at  cost.
Depreciation                  Depreciation  is  computed  using  an  accelerated
                              method over the estimated three to seven year useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or their estimated useful life. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Revenue Recognition           Sales are  recorded  as  products  are  shipped to
                              customers.

Income Taxes                  The  Company is an S  Corporation  for Federal and
                              State income tax  purposes.  As an S  Corporation,
                              the Company's  corporate  taxable  income or loss,
                              tax credits and various deductions pass through to
                              the   individual   income   tax   returns  of  the
                              stockholders.  The  states  in which  the  Company
                              operates generally recognize Federal S Corporation
                              provisions.  As a  result,  no  Federal  or  State
                              income  tax is  imposed  on the  Company.  The net
                              difference  between  the tax and book bases of the
                              Company's  assets and  liabilities at December 31,
                              1997 consists  principally of an inventory uniform
                              capitalization     tax     adjustment     totaling
                              approximately $329,000.

Advertising Costs             The Company expenses advertising costs as they are
                              incurred. During the year ended December 31, 1997, advertising expense was $1,054,014.

Use of Estimates              The   preparation   of  financial   statements  in
                              conformity  with  generally  accepted   accounting
                              principles  requires  management to make estimates
                              and assumptions  that affect the reported  amounts
                              of  assets  and   liabilities  and  disclosure  of
                              contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                               Weed Wizard, Inc.


                                                  Summary of Accounting Policies

================================================================================


Financial Instruments         The  Company's  financial  instruments  consist of
                              cash, accounts receivable and debt. The carrying value of cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of short-term and long-term debt approximates the fair value based upon short-term and long-term borrowings at market rate interest.

                              Cash is held principally at two high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

Long-Lived Assets             Long-lived   assets  are  evaluated  for  possible
                              impairment   whenever   events   or   changes   in
                              circumstances  indicate that the carrying  amounts
                              may not be recoverable, or whenever management has
                              committed to a plan to dispose of the assets. Such
                              assets  are  carried at the lower of book value or
                              fair value as  estimated  by  management  based on
                              appraisals,  current market value,  and comparable
                              sales value, as appropriate. Assets to be held and
                              used   affected  by  such   impairment   loss  are
                              depreciated at their new carrying amount over the remaining estimated life, assets to be paid or otherwise disposed of are not subject to further depreciation. In determining whether an impairment exists, the Company uses undiscounted future cash flows compared to the carrying value of the asset.

                                                               Weed Wizard, Inc.


                                                   Notes to Financial Statements

================================================================================


1.   Inventories             Inventories at December 31, 1997 consist of:

                             ---------------------------------------------------

                             Raw materials                            $1,697,208
                             Packaging materials                         225,388
                             Finished goods                            2,654,171
                             ---------------------------------------------------

                                                                      $4,576,767
                            ====================================================

2.   Line of Credit           The Company has a revolving  line of credit with a
                              financial   institution   providing   for  maximum
                              advances  of  $321,000.  Interest  on  advances is
                              calculated  at the  bank's  prime  rate  (8.5%  at
                              December 31, 1997).  Borrowings are collateralized
                              by eligible accounts receivable and inventory.  As
                              of December 31, 1997, the Company had  outstanding
                              borrowings  of  $247,182.  In  January  1998,  the
                              credit  agreement   expired  and  the  outstanding
                              balance on the line was repaid in full.

3.   Notes Payable            Notes payable consist of the following at December
                              31, 1997:


                              --------------------------------------------------

                              Note    payable,   interest  at
                               bank's       prime       rate,
                               collateralized  by real estate
                               owned by certain stockholders,
                               monthly principal  payments of
                               $9,973,     plus     interest,
                               commencing  October 1997 until
                               September  2000, at which time
                               unpaid  principal  and accrued
                               interest is due in full.            $     656,753

                              Note   payable,    interest  at
                               bank's       prime       rate,
                               collateralized  by real estate
                               owned by certain stockholders,
                               payable   in   three    annual
                               installments of $51,483,  plus
                               interest,  commencing November
                               1997,   with   the   remaining
                               unpaid   balance  due  October
                               1999.                                     652,491

                                                               Weed Wizard, Inc.


                                                   Notes to Financial Statements

================================================================================


                              Note   payable,    interest  at
                               bank's       prime       rate,
                               collateralized  by real estate
                               owned by certain stockholders,
                               monthly principal  payments of
                               $7,230, plus interest, through
                               September  2000, at which time
                               all   unpaid   principal   and
                               accrued  interest  is  due  in
                               full.                               $     340,855

                              Note    payable,   interest  at
                               10.5%,  collateralized  by  an
                               insurance   premium  contract,
                               monthly principal  payments of
                               $22,806,     plus    interest,
                               through April 1998.                        89,209

                              Note   payable,    interest  at
                               bank's       prime       rate,
                               collateralized  by real estate
                               owned by certain  stockholders
                               and     equipment,     monthly
                               principal  payments  of  $416,
                               plus   interest,    commencing
                               September  1997 through August
                               2000, at which time all unpaid
                               principal and accrued interest
                               is due in full.                            32,719

                              The  bank's prime interest rate
                               was 8.5% at December 31, 1997.
                              --------------------------------------------------

                                                                       1,772,027
                              Less current portion                       269,114
                              --------------------------------------------------

                                                                   $   1,502,913
                             ===================================================

                               Future minimum principal payments are as follows:

                              Year ending December 31,                   Amount
                              --------------------------------------------------

                              1998                                 $     269,114
                              1999                                       693,273
                              2000                                       809,640
                              --------------------------------------------------

                                                                   $   1,772,027
                              ==================================================

4.   Notes Payable to         Notes  payable  to  stockholders  consist  of  the
     Stockholders             following at December 31, 1997:
                              --------------------------------------------------

                              Note     payable,    unsecured,
                               interest  at prime  rate  plus
                               .25%  (8.75% at  December  31,
                               1997),   with   principal  and
                               unpaid  accrued  interest  due
                               December 1998.                      $     966,762

                              Note    payable,     unsecured,
                               interest   at   10.5%,    with
                               principal  and unpaid  accrued
                               interest due upon demand.                 450,000

                              Note    payable,     unsecured,
                               interest    at   8.5%,    with
                               principal  and unpaid  accrued
                               interest due upon demand.                 299,000

                              Note     payable,    unsecured,
                               interest    at   8.5%,    with
                               principal  and unpaid  accrued
                               interest due upon demand.                 243,500
                              --------------------------------------------------

                                                                   $   1,959,262
                              ==================================================

5.   Commitment and           Related Party Operating Lease
     Contingencies
                              The Company leases its office and plant facilities
                              from  the   Company's   stockholders.   The  lease
                              requires the Company to pay real estate taxes, insurance, maintenance and utilities. The lease expires in March 2001. The future minimum payments under the operating lease are as follows:

                              Year ending December 31,                  Amount
                              --------------------------------------------------

                              1998                                 $     189,750
                              1999                                       189,750
                              2000                                       189,750
                              2001                                        47,438
                              --------------------------------------------------

                                                                   $     616,688
                              ==================================================

                              Rent expense was $189,750 for the year ended December 31, 1997.

                              Product Liability

                              The Company is subject to various lawsuits and claims with respect to product liabilities arising out of the normal course of business. While the effect on future financial results is not subject to reasonable estimation because uncertainty exists, in the opinion of the Company's management, the ultimate liabilities resulting from such lawsuits and claims will not materially affect the financial position of the Company based upon current levels of insurance coverage.

6.   Concentration of         Trade  accounts  receivable are due primarily from
     Credit Risk and          numerous  customers  located  in  many  geographic
     Significant Customers    regions  throughout the United States. The Company
                              performs   ongoing   credit   evaluations  of  its
                              customers' financial conditions and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers. During the year ended December 31, 1997, sales to three customers accounted for approximately 15%, 14% and 10% of total gross sales.

7.   Supplemental Cash Flow   During the year ended December 31, 1997, cash paid
     Information              for interest was $336,628.

                              Supplemental   schedule   of   noncash   financing
                              activities:

                              During 1997, the Company converted a note payable to stockholders totaling $1,029,603 into paid in capital.

8.   Subsequent Event         In February 1998, U.S. Home & Garden Inc. acquired
                              all of the assets of the Company for approximately
                              $16 million, of which approximately $5 million was based on the value of certain net assets of the Company. In connection with the sale of the Company's assets, all of the outstanding notes payable to banks and stockholders were repaid in full.

                                        U.S. Home & Garden Inc. and Subsidiaries


                                      Pro Forma Condensed Consolidated Financial
                                                                     (Unaudited)
================================================================================


On February 25, 1998, Weed Wizard Acquisition Corporation, a wholly-owned subsidiary of U.S. Home & Garden Inc. (the "Company") acquired all of the assets and assumed certain liabilities of Weed Wizard, Inc. (Weed Wizard), a lawn and garden care company, for $14 million plus the acquired company's net current assets in excess of $3 million. For purposes of these pro forma financial statements, this amount is estimated at $2.3 million. The Company satisfied the purchase price by increasing its bank borrowings.

The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values. The results of Weed Wizard's operations will be included in the Company's consolidated financial statements from the date of acquisition.

The accompanying condensed pro forma consolidated financial statements illustrate the effect of the acquisition on the Company's financial position at December 31, 1997 and the results of operations for the year ended June 30, 1997 and six months ended December 31, 1997, as if the acquisition had taken place on December 31, 1997 with respect to the balance sheet and July 1, 1996 and 1997 with respect to the statements of operations.

The pro forma condensed consolidated results of operations may not be indicative of the actual result which would have been contained if the acquisition had occurred on July 1, 1996.

                                        U.S. Home & Garden Inc. and Subsidiaries

                                  Pro Forma Condensed Consolidated Balance Sheet
                                                               December 31, 1997
                                                          (Dollars in thousands)
================================================================================

                                          U.S. Home       Weed
                                           & Garden     Wizard   Adjustments    Pro Forma
----------------------------------------------------------------------------------------
Assets

Current
     Cash                                  $ 12,734   $     97   $   --         $ 12,831
     Accounts receivable, net                 7,533        173       --            7,706
     Inventories                              7,673      4,577       --           12,250
     Prepaid and other current assets         1,753        238       --            1,991
----------------------------------------------------------------------------------------

Total Current Assets                         29,693      5,085       --           34,778

Furniture, Fixtures and Equipment, net        2,401        652       --            3,053

Intangibles
     Excess of cost over net assets, net     41,010       --       11,229(A)      52,239
     Other intangibles                        2,464       --          115(A)       2,579

Other Assets                                  2,068          3       --            2,071
----------------------------------------------------------------------------------------

                                           $ 77,636   $  5,740   $ 11,344       $ 94,720
----------------------------------------------------------------------------------------

Liabilities and Equity

Current
     Line of credit                        $  2,246   $    247   $   (247)(A)   $  2,246
     Current maturities of notes payable      3,840      2,229     (2,229)(A)      3,840
     Accounts payable                         2,974         92       --            3,066
     Accrued expenses                         4,880        255       --            5,135
----------------------------------------------------------------------------------------

Total Current Liabilities                    13,940      2,823     (2,476)        14,287

Notes Payables                               16,430      1,503     15,234(A)      33,167

Other Liabilities                               650       --         --              650

Stockholders' Equity                         46,616      1,414     (1,414)(A)     46,616
----------------------------------------------------------------------------------------

                                           $ 77,636   $  5,740   $ 11,344       $ 94,720
========================================================================================

                                        U.S. Home & Garden Inc. and Subsidiaries

                        Pro Forma Condensed Consolidated Statement of Operations
                                              Six Months ended December 31, 1997
                                                          (Dollars in thousands)
================================================================================

                                                 U.S. Home &            Weed
                                                      Garden          Wizard     Adjustments          Pro Forma
---------------------------------------------------------------------------------------------------------------
Net Sales                                       $     15,538    $        953    $       --         $     16,491

Cost of Sales                                          7,379             726            --                8,105
---------------------------------------------------------------------------------------------------------------

Gross Profit                                           8,159             227            --                8,386

Operating Expenses
     Selling and shipping                              4,661             507            --                5,168
     General administrative                            3,891             840             187(1)           4,918
---------------------------------------------------------------------------------------------------------------

Loss from Operations                                    (393)         (1,120)           (187)            (1,700)

Interest Expense, net                                 (1,493)           (160)           (606)(2)         (2,259)
---------------------------------------------------------------------------------------------------------------

Loss before Income Tax                                (1,886)         (1,280)           (793)            (3,959)

Income Tax Benefit                                       800            --               882(3)           1,682
---------------------------------------------------------------------------------------------------------------

Net Loss                                        $     (1,086)   $     (1,280)   $         89       $     (2,277)
---------------------------------------------------------------------------------------------------------------

Basic and Diluted Loss per Common Share
                                                $      (0.07)                                      $       (.15)
---------------------------------------------------------------------------------------------------------------

Weighted Average Common and Common Equivalent
   Shares Outstanding

                                                  15,552,000                                         15,552,000
===============================================================================================================

                                        U.S. Home & Garden Inc. and Subsidiaries

                        Pro Forma Condensed Consolidated Statement of Operations
                                                        Year ended June 30, 1997
                                                          (Dollars in thousands)
================================================================================

                                                   U.S. Home &        Weed
                                                        Garden      Wizard   Adjustments      Pro Forma
-------------------------------------------------------------------------------------------------------
Net Sales                                             $ 52,046    $  5,347      $   --         $ 57,393

Cost of Sales                                           23,649       2,956          --           26,605
-------------------------------------------------------------------------------------------------------

Gross Profit                                            28,397       2,391          --           30,788

Operating Expenses
     Selling and shipping                               11,232       1,368          --           12,600
     General administrative                              6,513       1,414           374(1)       8,301
-------------------------------------------------------------------------------------------------------

Income (Loss) from Operations                           10,652        (391)         (374)         9,887

Interest Expense, net                                   (3,262)       (342)       (1,164)(2)     (4,768)
-------------------------------------------------------------------------------------------------------

Income (Loss) before Income Tax                          7,390        (733)       (1,538)         5,119

Income Tax Benefit (Expense)                            (3,200)       --           1,000(3)      (2,200)
-------------------------------------------------------------------------------------------------------

Income (Loss) before Extraordinary Expense               4,190        (733)         (538)         2,919

Extraordinary Expense, net of tax benefit               (1,007)       --            --           (1,007)
-------------------------------------------------------------------------------------------------------

Net Income (Loss)                                     $  3,183    $   (733)     $   (538)      $  1,912
-------------------------------------------------------------------------------------------------------

Basic Earnings per Share
     Income per common before extraordinary
       expense                                        $    .31        --            --         $    .22

Extraordinary expense                                     (.08)       --            --             (.08)
-------------------------------------------------------------------------------------------------------

Net income per common share                           $    .23        --            --         $    .14
-------------------------------------------------------------------------------------------------------

Diluted Earnings per Share
     Income per common before extraordinary expense
                                                      $    .26        --            --         $    .18

Extraordinary expense                                     (.06)       --            --             (.06)
-------------------------------------------------------------------------------------------------------

Net income per common share                           $    .20        --            --         $    .12
-------------------------------------------------------------------------------------------------------

                                        U.S. Home & Garden Inc. and Subsidiaries

                        Pro Forma Condensed Consolidated Statement of Operations
                                                        Year ended June 30, 1997
                                                          (Dollars in thousands)
================================================================================


Basic Weighted Average Common Shares Outstanding        13,695,000

Options and Warrants                                     2,373,000
------------------------------------------------------------------

Diluted Weighted Average Common Shares Outstanding      16,068,000
==================================================================

                                        U.S. Home & Garden Inc. and Subsidiaries


                  Notes to Pro Forma Condensed Consolidated Financial Statements
                                                                     (Unaudited)
================================================================================


1.   Note A-Basis of      Reference is made  to the  introduction  at page PF-1.
     Presentation

2.   Note B-Pro Forma     The   pro   forma   adjustments   to   the   condensed
     Adjustments          consolidated balance sheet are as follows:

                          (A) To reflect the  acquisition of Weed Wizard and the
                              allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of Weed Wizard are as follows:

                          Components of Purchase Price (000's):

                          ---------------------------------------------------------------------
                          Promissory notes associated with the acquisition             $16,300
                          ---------------------------------------------------------------------

                          Total purchase price                                          16,300

                          Allocation of purchase price:
                               Adjusted shareholders' equity of Weed Wizard             (1,414)
                               Liabilities not assumed                                  (3,730)

                          Other adjustments                                                 73
                          ---------------------------------------------------------------------

                          Cost in excess of net assets acquired                        $11,229
                          =====================================================================

                          The   pro   forma   adjustments   to   the   condensed
                          consolidated statement of operations are as follows:

                          (1) Amortization  of excess of cost over fair value of
                              net assets acquired over 30 years.

                          (2) Interest  expense has been adjusted to reflect the
                              notes payable incurred in connection with the acquisition and the payoff of Weed Wizard's notes payable.

                          (3) Income  taxes  (benefits)  have been  adjusted  to
                              reflect the Company's statutory tax rates.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        U.S. HOME & GARDEN INC.


                                        By: /s/ Richard J. Raleigh
                                            -----------------------------------
                                                 Richard J. Raleigh, Chief
                                                 Operating Officer


Date: May 8, 1998